For Immediate Release Contact:
Debi Ethridge Vice President, Finance & Investor Relations dethridge@lodgian.com	Jerry Daly or Carol McCune Daly Gray Public Relations (Media) jerry@dalygray.com

(404) 365-2719	(703) 435-6293

Lodgian, Inc. Announces Stock Repurchase Program

ATLANTA, Ga., May 26, 2006—Lodgian, Inc. (AMEX: LGN), one of the nation’s largest independent owners and operators of full-service hotels, announced today that its Board of Directors has authorized the repurchase of up to $15 million of its common stock over a period ending no later than May 26, 2007.

Ed Rohling, the company’s chief executive officer, said that “our management and board of directors considered our recently completed and nearly completed capital improvements and renovations, and their expected effect on revenues and profits; analyzed anticipated operating and non-operating cash flows; and evaluated various alternative uses for some of our hotel assets and the impact of alternative uses on the values of those properties. After discussion, we decided that investing in our own stock, under appropriate circumstances, would be a desirable use of some of our cash.”

Any purchases under Lodgian, Inc.’s stock repurchase program may be made, from time to time, in the open market, through block trades or otherwise. Depending on share price, market conditions, Lodgian’s cash position and needs, and other factors, these purchases may be

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commenced or suspended at any time or from time to time without prior notice. Repurchased shares will be held as treasury stock, and will be available for use in connection with the company’s stock option plans and other compensation programs, or for other corporate purposes as determined by the company’s board of directors. As of March 31, 2006, the company had 24,754,112 shares of common stock outstanding.
Forward-Looking and Cautionary Statements

Except for the historical information and discussion contained herein, this press release may constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, related to Lodgian’s operations that are based on management’s current expectations, estimates and projections. These statements are not guarantees of future performance and actual results could differ materially. The words “guidance,” “may,” “should,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “plan,” and similar expressions are intended to identify forward-looking statements.

Certain factors are not within the company’s control and readers are cautioned not to put undue reliance on forward-looking statements. These statements involve risks and uncertainties including, but not limited to, the company’s ability to generate sufficient working capital from operations, the timing and amount of receipt of insurance proceeds, the marketability of the company’s assets held for sale, the company’s ability to refinance its debt obligations in the ordinary course of business, the company’s ability to successfully pursue alternative uses for certain of its properties, the realization of expected improvements in results of operations, the absence of industry-wide disruptions, and other risks detailed from time to time in the company’s

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SEC reports. The company undertakes no obligations to update events to reflect changed assumptions, the occurrence of unanticipated events or changes to future results over time.
About Lodgian, Inc.

Lodgian is one of the largest independent owners and operators of full- service hotels in the United States. The company currently manages a portfolio of 73 hotels with 13,217 rooms located in 28 states and Canada. Of the company’s 73-hotel portfolio, 45 are InterContinental Hotels Group brands (Crowne Plaza, Holiday Inn, Holiday Inn Select and Holiday Inn Express) 15 are Marriott brands (Courtyard by Marriott, Fairfield Inn, SpringHill Suites and Residence Inn), and 11 are affiliated with four other nationally recognized hospitality franchisors such as Hilton and Carlson (Radisson and Park Inn). Two hotels are independent, unbranded properties. Three hotels are owned by partnerships, in each of which Lodgian has at least a 50 percent equity interest, and is the operating partner for each. For more information about Lodgian, visit the company’s Web site: http://www.lodgian.com.